As filed with the Securities and Exchange Commission on July 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0475355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

(303) 625-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick J. Mahaffy

President and Chief Executive Officer

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

(303) 625-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Mark, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Paul E. Gross Executive Vice President, General Counsel and Chief Compliance Officer Clovis Oncology, Inc. 5500 Flatiron Parkway, Suite 100 Boulder, Colorado 80301 (303) 625-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,482,058 (2)	$14.25 (3)	$21,119,326.50 (3)	$2,559.67

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Represents shares of our common stock that may be offered and sold from time to time by the selling stockholder identified herein.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average high and low prices of our common stock on June 28, 2019 as reported on The Nasdaq Global Select Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 2, 2019

Prospectus

COMMON STOCK

This prospectus relates solely to the offer and sale by the selling stockholder identified in this prospectus of up to an aggregate of 1,482,058 shares of common stock of Clovis Oncology, Inc. The shares of common stock that may be offered under this prospectus by the selling stockholder were issued to the selling stockholder by us in connection with the settlement of certain litigation claims that the selling stockholder had against us, as further described in this prospectus under the heading “Selling Stockholder.”

The selling stockholder identified in this prospectus, may offer and sell the shares from time to time as it may determine on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions as described in the section entitled “Plan of Distribution.”

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder. We do not know when or in what amount the selling stockholder may offer the shares for sale.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CLVS.” On July 1, 2019 the last reported sale price of our common stock on The Nasdaq Global Select Market was $15.35 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 4 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, pursuant to which the selling stockholder may from time to time offer to sell shares of our common stock in one or more offerings.

This prospectus provides you with a general description of our common stock. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and any additional information you may need to make your investment decision. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus filed by us with the SEC. Neither we nor the selling stockholder have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The selling stockholder will not make an offer to sell these shares in any jurisdiction in which such offer is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. Any information in subsequent filings incorporated by reference in this prospectus or any accompanying prospectus supplement that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

Clovis Oncology®, the Clovis logo and Rubraca™ are trademarks of Clovis Oncology, Inc. in the United States and in other selected countries. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Unless the context requires otherwise, references in this prospectus to “Clovis,” the “Company,” “we,” “us,” and “our” refer to Clovis Oncology, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, and are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Once at www.clovisoncology.com, go to Investors & News/SEC Filings to locate copies of such reports and proxy statements. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the shares of our common stock being offered by the selling stockholder by this prospectus.

This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the common stock offered, see the registration statement and the exhibits and schedules thereto. You can obtain a copy of the registration statement from the SEC’s website. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 28, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed with the SEC on May 7, 2019;

•

the information included in our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 26, 2019, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2018;

•

our Current Reports on Form 8-K, as filed with the SEC on March 14, 2019, April 12, 2019, May  2, 2019, June  6, 2019 (as amended by Form 8-K/A filed on June  11, 2019), June 17, 2019 and July 1, 2019; and

•

the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on November 10, 2011, including any amendments or reports filed for the purpose of updating the description.

We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Investor Relations, Clovis Oncology, Inc., 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301, or contact Investor Relations at 303-625-5000.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the market acceptance and commercial viability of our approved product, the development of our sales and marketing capabilities, the performance of our clinical trial partners, third party manufacturers and our diagnostic partners, our ongoing and planned non-clinical studies and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, including our ability to confirm the clinical benefit of our approved product through confirmatory trials and other post-marketing requirements, the degree of clinical utility of our products, particularly in specific patient populations, expectations regarding clinical trial data, expectations regarding sales of our products, our results of operations, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate, including our competition, and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and industry change and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein.

Some of the factors that we believe could cause actual results to differ from those anticipated or predicted include:

•	the rate and degree of market acceptance and commercial viability, including the safety, efficacy and potency of Rubraca and our other product candidates;

•

our expectations regarding the United States Food and Drug Administration’s, or the FDA, and other regulatory authorities’ interpretation of our data and information on our product candidates and the impact on our business of the FDA’s and other regulatory authorities’ interpretation of our submissions, filing decisions by the FDA and other regulatory authorities, potential advisory committee meeting dates and advisory committee recommendations, and FDA and other regulatory authorities product approval decisions and related timelines;

•

the successful development of our sales and marketing capabilities, including establishing and maintaining an appropriate commercial infrastructure necessary for the successful commercialization of Rubraca;

•	the success of competing drugs that are or become available;

•	the success and timing of our non-clinical studies and clinical trials;

•

our ability to verify the clinical benefit of Rubraca through our confirmatory trials and to satisfy other post-marketing requirements and post-marketing commitments, our ability to obtain and maintain regulatory approval of Rubraca and our other product candidates, and the labeling under Rubraca and any other approval we may obtain;

•

our ability to engage and retain third-party manufacturers with sufficient capability and capacity to support the commercialization of Rubraca and our other product candidates, and the performance of such third-party manufacturers;

•	third-party payor coverage and reimbursement for Rubraca;

•	our ability, with partners, to validate, develop and obtain regulatory approval of companion diagnostics for our product candidates;

•	our ability to obtain and maintain intellectual property protection for our product candidates;

•	our ability to maintain our collaborations with our licensing partners to develop our product candidates;

•	the size and growth of the potential markets for our product candidates and our ability to serve those markets;

•	whether future study results will be consistent with study findings to date;

•	our plans to develop and commercialize our product candidates;

•	the loss of key scientific or management personnel;

•	regulatory developments in the United States and foreign countries;

•	our ability to raise additional funds to support our business plans;

•	the integration of acquired businesses into our operations;

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and

•	the impact of any litigation, including the pending securities claims, on us and the sufficiency of our insurance, including our directors’ and officers’ policies.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and unless required by law, we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Please refer to the section entitled “Risk Factors” of this prospectus, and any other risk factors set forth in any accompanying prospectus supplement and in any information incorporated by reference in this prospectus or any accompanying prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

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ABOUT CLOVIS

We are a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the United States, the European Union , or the EU, and additional international markets. We target our development programs for the treatment of specific subsets of cancer populations, and simultaneously develop, with partners, for those indications that require them, diagnostic tools intended to direct a compound in development to the population that is most likely to benefit from its use.

Our product Rubraca® (rucaparib), an oral small molecule inhibitor of poly ADP-ribose polymerase, or PARP, is marketed in the United States for two indications specific to recurrent epithelial ovarian, fallopian tube or primary peritoneal cancer. According to the American Cancer Society, an estimated 22,000 women will be diagnosed with ovarian cancer in the United States in 2019, and according to GLOBOCAN’s 2018 estimate, 68,000 women in Europe are diagnosed each year with ovarian cancer, and ovarian cancer is among those cancers with the highest rate of deaths. The initial indication received approval from the FDA in December 2016 and covers the treatment of adult patients with deleterious BRCA (human genes associated with the repair of damaged DNA) mutation (germline and/or somatic)-associated epithelial ovarian, fallopian tube, or primary peritoneal cancer who have been treated with two or more chemotherapies and selected for therapy based on an FDA-approved companion diagnostic for Rubraca. In April 2018, the FDA also approved Rubraca for the maintenance treatment of adult patients with recurrent epithelial ovarian, fallopian tube, or primary peritoneal cancer who are in a complete or partial response to platinum-based chemotherapy. The approval in this second, broader and earlier-line indication on a priority review timeline was based on positive data from the phase 3 ARIEL3 clinical trial. Diagnostic testing is not required for patients to be prescribed Rubraca in this maintenance treatment indication. We hold worldwide rights to Rubraca.

In May 2018, the European Commission granted a conditional marketing authorization for Rubraca as monotherapy treatment of adult patients with platinum-sensitive, relapsed or progressive, BRCA mutated (germline and/or somatic), high-grade epithelial ovarian, fallopian tube, or primary peritoneal cancer, who have been treated with two or more prior lines of platinum-based chemotherapy, and who are unable to tolerate further platinum-based chemotherapy. As this is a conditional approval, it will be necessary to complete certain confirmatory post marketing commitments. In January 2019, the European Commission granted a variation to the marketing authorization to include the maintenance treatment of adult patients with recurrent epithelial ovarian, fallopian tube, or primary peritoneal cancer who are in a complete or partial response to platinum-based chemotherapy. With this approval, Rubraca is now authorized in the EU for certain patients in the recurrent ovarian cancer maintenance setting regardless of their BRCA mutation status. Rubraca was the first PARP inhibitor licensed for an ovarian cancer treatment indication in the EU and is now the first to be authorized for both treatment and maintenance treatment among eligible patients with ovarian cancer. We initiated sales of Rubraca as maintenance therapy in Germany and the United Kingdom private pay market during the first quarter of 2019, with other EU country launches expected to follow through 2019 and 2020.

Additional Rubraca key regulatory and clinical developments include the following:

•

In August 2018, the first patient was randomized into our ATHENA Phase 3 study evaluating the combination of Rubraca and OPDIVO® (nivolumab) for the treatment of advanced ovarian cancer in the first line maintenance setting. ATHENA is a Clovis-sponsored study which is part of our ongoing clinical collaboration with Bristol-Myers Squibb to evaluate its immunotherapy OPDIVO® (nivolumab) in combination with Rubraca in a variety of tumor types.

•

In October 2018, the FDA granted Breakthrough Therapy designation, or BTD, for the development of Rubraca as a monotherapy treatment of adult patients with BRCA1/2-mutated metastatic castration resistant prostate cancer, or mCRPC, who have received at least one prior androgen receptor-directed therapy and taxane-based chemotherapy. BTD was granted based on initial efficacy and safety results from the ongoing TRITON2 phase 2 study of Rubraca in patients with advanced mCRPC with BRCA 1/2 mutations (germline or somatic) and deleterious mutations of other homologous recombination repair genes presented at the European Society for Medical Oncology, or ESMO, 2018 Congress.

•

In October 2018, we announced initial data from the ongoing TRITON studies of Rubraca in advanced prostate cancer at ESMO. The initial TRITON2 data showed a 44 percent confirmed objective response by investigator-assessment in 25 Response Evaluation Criteria in Solid Tumors, or RECIST, version 1.1 PCWG3 (RECIST as modified by the Prostate Cancer Working Group for mCRPC trials) response-evaluable patients with a BRCA1/2 alteration, and results by independent assessment were consistent. The median duration of response in these patients had not yet been reached. In addition, a 51 percent confirmed prostate specific antigen, or PSA, response rate was observed in 45 PSA response-evaluable patients with a BRCA1/2 alteration. In April 2019, we provided an update to the FDA on 52 patients with BRCA-mutant mCRPC that showed a RECIST (as modified by Prostate Cancer Working Group for mCRPC patients) response rate highly consistent with the data presented at ESMO in October 2018. We plan to provide an additional update to the FDA in August 2019. In the initial TRITON2 data presented at ESMO in October 2018, the most common treatment-emergent adverse events, or TEAEs, of any grade (CTCAE Grade 1-4) in all patients regardless of causality included asthenia/fatigue (44.7%, or 38/85), nausea (42.4%, or 36/85), anemia/decreased hemoglobin (28.2%, or 24/85), decreased appetite (28.2%, or 24/85) and constipation (22.4%, or 19/85). Five patients (5.9%) discontinued therapy due to a non-progression TEAE. One patient died due to disease progression. Safety data for Rubraca in men with mCRPC continues to be consistent with those observed in patients with ovarian cancer and other solid tumors. These results will be included in our planned supplemental new drug application, which is expected to be filed with the FDA by the end of 2019. The American Cancer Society estimates that nearly 175,000 men in the United States will be diagnosed with prostate cancer in 2019, and the GLOBOCAN Cancer Fact Sheets estimated that approximately 450,000 men in Europe were diagnosed with prostate cancer in 2018.

•	SeaStar—a Phase 1b/2 study comprised of multiple single-arm rucaparib combination studies, which currently includes the following planned combinations:

•	Rubraca and lucitanib, for the treatment of ovarian cancer, which is expected to begin enrolling patients in mid-2019; and

•

Rubraca and sacituzumab govitecan, an antibody drug conjugate, for the treatment of advanced metastatic triple-negative breast cancer, relapsed platinum-resistant ovarian cancer and potentially advanced metastatic urothelial cancers, which is expected to begin enrolling patients in 2019.

•	Phase 2 pan-tumor study in patients with multiple tumor types with a mutation in certain genes likely to confer sensitivity to Rubraca, which is expected to begin by year-end 2019.

We also have a robust clinical development program underway to further evaluate Rubraca in a variety of other solid tumor types, either as monotherapy or in combination with other agents, including several studies as part of our ongoing clinical collaboration with Bristol-Myers Squibb Company to evaluate its immunotherapy OPDIVO® (nivolumab) in combination with Rubraca.

In addition, we have one other product candidate, lucitanib, an oral, potent inhibitor of the tyrosine kinase activity of vascular endothelial growth factor, or VEGF, receptors 1 through 3, platelet-derived growth factor receptors alpha and beta and fibroblast growth factor receptors 1 through 3. We believe that recent data for a drug similar to lucitanib that inhibits these same pathways—when combined with a PD-1 inhibitor—provide support for development of lucitanib in combination with a PD-1 inhibitor and a Clovis-sponsored study of lucitanib in combination with nivolumab is planned in gynecologic cancers. In addition, we intend to initiate a study of lucitanib in combination with Rubraca in ovarian cancer as an arm of the SeaStar study referenced above, based on encouraging data of VEGF and PARP inhibitors in combination. We intend to initiate each of these Phase 1b/2 combination studies in mid-2019.

Lucitanib was previously partnered with Servier outside the U.S. and Japan (also excluding China); Servier returned its rights to lucitanib to us in late 2018. We now hold the global development and commercialization rights (except for China) for lucitanib.

We were incorporated under the laws of the State of Delaware in April 2009. Our principal executive offices are located at 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301, and our telephone number is (303) 625-5000. Our website address is www.clovisoncology.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

The proceeds from the sale of the shares of common stock pursuant to this prospectus are solely for the account of the selling stockholder. We will not receive any proceeds from the sale of these shares of our common stock by the selling stockholder.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time by the holder of up to 1,482,058 shares of our common stock. On June 14, 2019, we entered into a settlement agreement with the selling stockholder named in the table below, in connection with the lawsuit filed by the selling stockholder against us, certain of our officers and directors and underwriters. For a description of this lawsuit and the terms of the settlement agreement, see our reports filed with the SEC and incorporated by reference herein. The shares of our common stock offered pursuant to this prospectus were issued to the selling stockholder as part of the settlement agreement in a transaction that was exempt from the registration requirements of the Securities Act. Pursuant to the settlement agreement, we also agreed to file with the SEC a registration statement to register the resale by the selling stockholder of these shares.

The table below presents certain information as of July 2, 2019 regarding the ownership of our common stock by the selling stockholder. We have prepared the table based on the information provided to us by the selling stockholder and assuming that the selling stockholder sells all of the shares of our common stock beneficially owned by it that have been registered by us and does not acquire any additional shares during the offering, the selling stockholder will not own beneficially any shares other than those appearing in the column entitled “Shares Owned After the Offering under this Prospectus” in the table below. The selling stockholder may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus in accordance with one or more of the methods of distribution described under the caption “Plan of Distribution.” Because the selling stockholder may offer all or some portion of shares of our common stock, we cannot estimate the number of shares of our common stock that will be held by the selling stockholder upon termination of any offering. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of our common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date as of which the information is set forth on the table below.

Except as noted in this prospectus, the selling stockholder does not have, or within the past three years has not had, any position, office or material relationship with us or any of our predecessors or affiliates, and the selling stockholder is not and was not affiliated with registered broker-dealers.

Except as noted in the table below, we believe based on the information provided to us that the entity named in the table below has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by it.

	Shares owned Prior to any Offering under this Prospectus (1)		Maximum Number of Shares Being Sold Under this Prospectus	Shares Owned After the Offering under this Prospectus
Name of Selling Stockholder	Number	Percentage (2)		Number	Percentage (2)
Antipodean Domestic Partners, L.P. (3)	1,482,058	2.7%	1,482,058	0	0.0%

(1)	Beneficial ownership has been determined in accordance with Section 13d-3(d) of the Exchange Act and the rules thereunder.
(2)

Based on 53,004,845 shares of common stock outstanding as of May 3, 2019 plus the additional 1,482,058 shares of common stock issued to the selling stockholder in connection with the settlement of the Antipodean matter.

(3)

The shares of our common stock to which this prospectus relates are held directly by Antipodean Domestic Partners, L.P. (the “Antipodean Fund”). Antipodean Advisors GP LLC (the “Antipodean GP”) is the general partner of the Antipodean Fund, and Antipodean Advisors LLC (the “Antipodean Investment Manager”) serves as the investment manager to the Antipodean Fund. Accordingly, the shares may be deemed to be beneficially owned by the Antipodean GP and the Antipodean Investment Manager. Such shares of common stock may also be deemed beneficially owned by Eric Chen as the managing member of each of the Antipodean GP and the Antipodean Investment Manager by virtue of his ability to control the Antipodean GP and the Antipodean Investment Manager. Each of the Antipodean GP and the Antipodean Investment Manager and Mr. Chen disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are on file with the SEC. See “Where You Can Find More Information.”

General

Our amended and restated certificate of incorporation authorizes us to issue up to 200 million shares of common stock, par value $0.001 per share, and 10 million shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are not entitled to cumulative votes with respect to the election of directors. The holders of common stock are entitled to receive dividends ratably, if, as and when dividends are declared from time to time by our board of directors out of legally available funds, after payment of dividends required to be paid on outstanding preferred stock, if any. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment of all debts and other liabilities, subject to the prior rights of any holders of preferred stock then outstanding. The holders of common stock have no other preemptive, subscription, redemption, sinking fund or conversion rights. All outstanding shares of our common stock are fully paid and nonassessable. The shares of common stock to be issued upon closing of an offering will also be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be negatively impacted by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

As of March 31, 2019, 52,994,050 shares of our common stock were outstanding.

As of March 31, 2019, options to purchase 6,631,328 shares of our common stock at a weighted average exercise price of $44.68 per share were outstanding.

As of March 31, 2019, 2,607,982 shares of our common stock were issuable upon the vesting of restricted stock units outstanding.

As of March 31, 2019, 4,646,460 shares were issuable upon conversion of our 2.50% Convertible Senior Notes due 2021, and 3,938,340 shares were issuable upon the conversion of our 1.25% Convertible Senior Notes due 2025.

Undesignated Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without action by our stockholders, to designate and issue up to 10 million shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of our common stock without further action by our stockholders and may adversely affect the market price of our common stock. As of May 31, 2019, no shares of our preferred stock were outstanding.

Registration Rights

The selling stockholder is entitled to rights with respect to the registration under the Securities Act of the resale of the shares received by it in connection with the settlement of the Antipodean matter. Registration of the resale of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act. The settlement agreement required us to file the registration statement of which this prospectus forms a part covering the resale of the shares received by the selling stockholder in the settlement. We are obligated to use reasonable best efforts to cause the registration statement to be declared effective by the SEC as promptly as practicable and to keep the registration statement effective until the earliest of (i) when the selling stockholder has sold or otherwise transferred its shares received in the settlement, (ii) the first day when the selling stockholder is able to sell all of its shares received in the settlement pursuant to Rule 144 under the Securities Act and (iii) the one-year anniversary of the date the shares were issued to Antipodean under the settlement agreement. Any sales of securities by the selling stockholder could have a material adverse effect on the trading price of our common stock.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s voting stock. The existence of this provision could have anti-takeover effects with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock. The foregoing provisions of the Delaware General Corporation Law may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of our company.

Charter and Bylaws Anti-Takeover Provisions

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the number of directors in each class to be as nearly equal as possible. Our classified board of directors staggers terms of the three classes and has been implemented through one, two and three-year terms for the initial three classes, followed in each case by full three-year terms. With a classified board of directors, only one-third of the members of our board of directors is elected each year. This classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Size of Board of Directors and Removal of Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that:

•

the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, but must consist of not less than three directors, which will prevent stockholders from circumventing the provisions of our classified board of directors;

•	directors may be removed only for cause; and

•

vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum, or by the sole remaining director, at any meeting of the board of directors.

Authorized Preferred Stock

Our amended and restated certificate of incorporation provides for the issuance by our board of directors, without stockholder approval, of shares of preferred stock, with voting power, designations, preferences and other special rights as may be determined in the discretion of our board of directors. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock. Preferred stockholders could also make it more difficult for a third party to acquire our company.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing.

Calling of Special Meetings of Stockholders

Our amended and restated bylaws provide that special stockholder meetings for any purpose may only be called by a majority of our board of directors, our chairman or our chief executive officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting stock. These provisions also could discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.

Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will, to the fullest extent permitted by Delaware corporate law, subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with us against judgments, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements and court costs) in advance of the final disposition of the proceeding.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

In addition, we have entered into indemnification agreements with each of our directors and named executive officers, which also provide, subject to certain exceptions, for indemnification for related expenses, including, among others, reasonable attorney’s fees, judgments, fines and settlements incurred in any action or proceeding. Your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CLVS.”

PLAN OF DISTRIBUTION

The sale of shares of our common stock pursuant to the registration statement and by means of this prospectus is subject to certain restrictions under the settlement agreement between us and the selling stockholder. Subject to those restrictions, sales of shares of our common stock by the selling stockholder named in this prospectus may be made from time to time in one or more transactions, on The Nasdaq Global Select Market, in the over-the-counter market or any other exchange or quotation system on which shares of our common stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include:

•

block trades (which may involve crosses) in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions or secondary distributions in accordance with the rules of The Nasdaq Global Select Market;

•	ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

•	privately negotiated transactions;

•	the writing or settlement of options;

•	a combination of any of the foregoing methods of sale; and

•	any other method permitted by applicable law.

An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our common stock is traded may be engaged to act as the selling stockholder’s agent in the sale of shares by the selling stockholder.

In connection with distributions of the shares of our common stock offered by this prospectus or otherwise, the selling stockholder may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our common stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell our common stock short to effect its hedging transactions.

In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The aggregate proceeds to the selling stockholder from the sale of the shares of common stock offered by it pursuant to this prospectus will be the purchase price of the shares less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

To the extent required, the shares to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Each broker-dealer that receives our common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of our common stock. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. We will make copies of this prospectus available to the selling stockholder, brokers and dealers for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.

The selling stockholder and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of our common stock by the selling stockholder and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

The selling stockholder and any brokers, dealers, agents or others that participate with the selling stockholder in the distribution of the shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock offered hereby.

We will bear all fees and expenses in connection with the preparation and filing of the registration statement of which this prospectus is a part. The fees and expenses of registration to be borne by us referred to in the foregoing sentence shall include, without limitation, registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of our counsel. We estimate that the total expenses payable by us in connection with the preparation and filing of the registration statement of which this prospectus is a part will be $97,560.

Any underwriter, dealers and agents engaged by the selling stockholder may engage in transactions with us or the selling stockholder, or perform services for us or the selling stockholder, in the ordinary course of business.

LEGAL MATTERS

The validity of shares of our common stock offered by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements of Clovis Oncology, Inc. appearing in Clovis Oncology, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Clovis Oncology, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Common stock

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Clovis in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Item	Amount to be Paid*
Securities and Exchange Commission registration fee	$2,560
Legal fees and expenses	50,000
Accountants’ fees and expenses	35,000
Printing expenses	5,000
Miscellaneous	5,000

Total	$97,560

*	The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement.

Item 15. Indemnification of directors and officers.

Limitation on liability and indemnification of directors and officers

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent permitted by Delaware corporate law each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our amended and restated certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party or threatened to be made a party to any threatened pending or completed action, suit or proceeding by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the court determines that, despite such adjudication but in view of all of the circumstances, he or she is fairly and reasonably entitled to indemnification for such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection therewith. If we don’t assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

In addition, we have entered into indemnification agreements with each of our directors and named executive officers and intend to enter into indemnification agreements with any new director and certain executive officers in the future.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

An underwriting agreement we may enter into in connection with an offering of shares of common stock may also provide that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits.

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on July 2, 2019.

CLOVIS ONCOLOGY, INC.

By:	/s/ Patrick J. Mahaffy
Patrick J. Mahaffy
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Clovis Oncology, Inc. hereby constitutes and appoints each of Patrick J. Mahaffy and Paul E. Gross, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Patrick J. Mahaffy	President and Chief Executive Officer; Director (Principal Executive Officer)	July 2, 2019
Patrick J. Mahaffy

/s/ Daniel W. Muehl Daniel W. Muehl	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 2, 2019

/s/ Brian G. Atwood	Director	July 2, 2019
Brian G. Atwood

/s/ Robert W. Azelby	Director	July 2, 2019
Robert W. Azelby

/s/ James C. Blair	Director	July 2, 2019
James C. Blair

/s/ Richard A. Fair	Director	July 2, 2019
Richard A. Fair

/s/ Keith Flaherty	Director	July 2, 2019
Keith Flaherty

/s/ Ginger L. Graham	Director	July 2, 2019
Ginger L. Graham

/s/ Paul Klingenstein	Director	July 2, 2019
Paul Klingenstein

/s/ Edward J. McKinley Edward J. McKinley	Director	July 2, 2019

/s/ Thorlef Spickschen Thorlef Spickschen	Director	July 2, 2019

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation of Clovis Oncology, Inc.

3.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Clovis Oncology, Inc.

3.3(1)	Amended and Restated Bylaws of Clovis Oncology, Inc.

4.1(3)	Form of Common Stock Certificate of Clovis Oncology, Inc.

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereto).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
(1)	Incorporated by reference to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2012.
(2)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2019.
(3)	Incorporated by reference to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (File No. 333-175080) filed with the Securities and Exchange Commission on August 31, 2011.